Exhibit 99.1

Aspen Aerogels, Inc. Reports First Quarter 2025 Financial Results and Recent Business Highlights

For Immediate Release

Delivered revenues of $78.7 million and operating cash flow of $5.6 million

New PyroThin award with leading American OEM for next-gen prismatic LFP vehicle platform

NORTHBOROUGH, Mass., May 8, 2025 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today announced financial results for the first quarter of 2025, and discussed recent business developments.

Total revenue for the first quarter of 2025 was $78.7 million, compared to $94.5 million in the first quarter of 2024.

Net loss was $301.2 million, which included a $286.6 million impairment charge in connection with the demobilization of the Company’s previously planned second aerogel manufacturing plant in Statesboro, Georgia and $9.8 million of associated restructuring costs, compared to a net loss of $1.8 million in the first quarter of 2024. Adjusting net loss for the impairment and restructuring and demobilization costs would result in a net loss of $4.8 million. Net loss per share was $3.67, compared to a net loss per share of $0.02 in the first quarter of 2024. Adjusting net loss per share for the impairment and restructuring and demobilization costs would result in a net loss per share of $0.06.

Adjusted EBITDA for the first quarter of 2025 was $4.9 million, compared to $12.9 million in the first quarter of 2024.

A reconciliation of GAAP financial results to non-GAAP financial results are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures are also included below under the heading "Non-GAAP Financial Measures."

Recent Business Highlights & Quarterly Performance

•	Company revenues of $78.7 million, a 17% decrease year-over-year (YoY)
-	Thermal Barrier: $48.9 million of revenue, a 25% decrease YoY
-	Energy Industrial: $29.8 million of revenue, a 3% increase YoY
•	Delivered gross margins of 29%, an eight-percentage point decrease YoY
•	Operating cash flow of $5.6 million in the quarter
•	Ended the quarter with cash and equivalents of $192.0 million
•	Awarded PyroThin contract from a leading American OEM for a next-gen prismatic lithium iron phosphate (LFP) vehicle platform with an expected start of production in 2028

“We continue to drive the key elements of our strategy by broadening our Thermal Barrier and Energy Industrial commercial activities, fortifying our supply chain, and optimizing our cost structure,” commented Don Young, Aspen's President and CEO. “We are encouraged by the record-level quoting activity in our PyroThin thermal barrier business. The newest PyroThin award demonstrates our value in additional electric vehicle (“EV”) form factors and chemistries. Meanwhile, our Energy Industrial segment is now equipped with the supply needed to pursue additional geographies and end markets to drive incremental growth. A diversified supply chain and multiple aerogel manufacturing sources provide us with the flexibility to optimally meet customer demands across both business segments. Our recent and continuing actions to reduce fixed costs are an example of an ongoing focus on our financial performance and strong balance sheet.”

Q2 2025 Financial Outlook

Aspen’s Q2 2025 Outlook is as follows:

•	Revenue is expected to range between $70 and $80 million
•	Net loss is expected to range between $11 and $4 million
•	Net loss per share is expected to range between $0.13 and $0.05
•	Adjusted EBITDA is expected to range between breakeven and $7 million
•	Capital Expenditures, excluding demobilization costs related to the Statesboro plant project, are expected to be less than $10 million

Ricardo C. Rodriguez, Chief Financial Officer and Treasurer, noted, “We have the right elements in place to focus on execution and drive performance through a broad range of demand outcomes. A strong balance sheet and continuing efforts to reduce our fixed cost base will ensure that we are not only better positioned for profitability and cash flow generation but can also deliver higher proportional upside as the outlook clears up.”

The Company's Q2 2025 outlook assumes depreciation and amortization of $6.0 million, stock-based compensation expense of $3.0 million, other expense (net) of $2.0 million, and diluted weighted average shares outstanding of 82.0 million for the full year.

A reconciliation of net loss to non-GAAP Adjusted EBITDA for the Q2 2025 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in Q2 2025, including those related to the planned capacity expansion, supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See Special Note Regarding Forward-Looking and Cautionary Statements below.

Conference Call and Webcast Notification

A conference call with Aspen management to discuss first quarter 2025 results and recent business developments will be held Thursday, May 8, 2025 at 8:30 a.m. EST. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call +1 (404) 975-4839 (domestic) or +1 (929) 526-1599 (international) and reference conference ID "302641" to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen's website, www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides additional financial metrics that are not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measures included in this press release are Adjusted EBITDA, adjusted net loss and adjusted net loss per share. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net income (loss), adjusted net loss to net loss and adjusted net loss per share to net loss per share, in each case the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. The Company's carbon aerogel initiative seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to reduce charging time and the cost of EVs. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s financial outlook for the second quarter of 2025. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s financial outlook for the second quarter of 2025. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s beliefs and expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net income (loss), Adjusted EBITDA and related increases, decreases, trends or timing, including with respect to Aspen’s beliefs and expectations about the EV market and how it may enable a path to profitability; Aspen’s target revenue capacity and gross margins; Aspen’s efforts to demobilize its previously planned second manufacturing plant in Statesboro, Georgia, and the use of its external manufacturing facility to meet customer demand; current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the EV market; beliefs about Aspen’s ability to provide and deliver products and services to EV customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s EV opportunities, including the EV thermal barrier business; and the performance and market acceptance of Aspen’s products. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute Aspen’s growth plan, the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen’s inability to create customer or market opportunities for its products; any disruption or inability to achieve expected capacity levels in any of its manufacturing or assembly facilities, including at its external manufacturing facility; any failure to enforce any of Aspen’s patents; the general economic conditions and cyclical demands in the markets that Aspen serves; the potential impact of changes in government and economic policies, incentives, and tariffs on Aspen's customers, production, sales, cost structure, competitive landscape and results of operations; and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations Contacts:

Neal Baranosky

Phone: (508) 691-1111 x 8

nbaranosky@aerogel.com

Georg Venturatos / Patrick Hall

Gateway Group

ASPN@gateway-grp.com

Phone: (949) 574-3860

Media Contacts:

Hugh Burns / Pamela Greene

Reevemark

AspenAerogelsTeam@Reevemark.com

Phone: (212) 433-4600

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31,	December 31,
	2025	2024
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$192,039	$220,882
Restricted cash	394	394
Accounts receivable, net	77,355	109,104
Inventories	56,739	47,551
Prepaid expenses and other current assets	17,359	31,517
Total current assets	343,886	409,448
Property, plant and equipment, net	179,282	459,276
Operating lease right-of-use assets	19,103	20,854
Finance lease right-of-use assets	5,934	-
Other long-term assets	6,771	5,566
Total assets	$554,976	$895,144
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,931	$44,361
Accrued expenses	16,681	36,495
Deferred revenue	2,645	2,199
Finance obligation for sale and leaseback transactions	3,929	4,028
Operating lease liabilities	3,339	3,279
Finance lease liabilities	1,408	-
Long term debt - current portion	13,500	19,750
Total current liabilities	81,433	110,112
Revolving line of credit	28,956	42,131
Long term debt	95,416	94,961
Finance obligation for sale and leaseback transactions long-term	8,353	10,087
Operating lease liabilities long-term	22,305	23,148
Finance lease liabilities long-term	3,679	-
Total liabilities	240,142	280,439
Stockholders’ equity:
Total stockholders’ equity	314,834	614,705
Total liabilities and stockholders’ equity	$554,976	$895,144

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024
	(In thousands, except share and per share data)
Revenue	$78,723	$94,501
Cost of revenue	55,911	59,358
Gross profit	22,812	35,143
Operating expenses:
Research and development	4,333	4,489
Sales and marketing	8,384	8,303
General and administrative	13,034	17,213
Restructuring and demobilization costs	9,790	-
Impairment of property, plant and equipment	286,612	2,702
Total operating expenses	322,153	32,707
Income (loss) from operations	(299,341)	2,436
Other income (expense)
Interest expense, convertible note - related party	-	(3,038)
Interest income (expense)	(1,962)	(477)
Other income	1,130	-
Total other expense	(832)	(3,515)
Loss before income tax expense	(300,173)	(1,079)
Income tax expense	(1,076)	(756)
Net loss	$(301,249)	$(1,835)
Net loss per share:
Basic and diluted	$(3.67)	$(0.02)
Weighted-average common shares outstanding:
Basic and diluted	82,065,676	75,762,893

Analysis of Cash Flow

The following table summarizes our cash flows for the periods indicated.

	Three Months Ended
	March 31
	2025	2024
	(In thousands)
Net cash provided by (used in):
Operating activities	$5,632	$(17,749)
Investing activities	(12,998)	(25,863)
Financing activities	(21,477)	5,259
Net decrease in cash	(28,843)	(38,353)
Cash, cash equivalents and restricted cash at beginning of period	221,276	139,971
Cash, cash equivalents and restricted cash at end of period	$192,433	$101,618

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net loss

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three months ended March 31, 2025 and 2024:

	Three Months Ended
	March 31,
	2025	2024
	(In thousands)
Net loss	$(301,249)	$(1,835)
Depreciation and amortization	5,793	5,786
Stock-based compensation	2,073	4,706
Other expense	832	3,515
Income tax expense	1,076	756
Restructuring and demobilization costs	9,790	-
Impairment of property, plant and equipment	286,612	-
Adjusted EBITDA	$4,927	$12,928

For the trailing twelve months ended March 31, 2025 and 2024:

	Last Twelve Months
	March 31,
	2025	2024
	(In thousands)
Net loss	$(286,039)	$(30,850)
Depreciation and amortization	22,533	18,400
Stock-based compensation	10,222	13,393
Other expense	9,276	2,235
Loss on extinguishment of debt	27,487	-
Income tax expense	2,034	756
Restructuring and demobilization costs	9,790	-
Impairment of property, plant and equipment	286,612	-
Adjusted EBITDA	$81,915	$3,934

Other Information

The following table reconciles net loss and net loss per share to adjusted net loss and adjusted net loss per share for the three months ended March 31, 2025 and 2024:

	Three Months Ended
	March 31, 2025		March 31, 2024
	Amount	Per Share	Amount	Per Share
	(In thousands)		(In thousands)
Net loss	$(301,249)	$(3.67)	$(1,835)	$(0.02)
Restructuring and demobilization costs	9,790	0.12	-	-
Impairment of property, plant and equipment	286,612	3.49	-	-
Adjusted Net Loss	$(4,847)	$(0.06)	$(1,835)	$(0.02)

Financial outlook for the three months ending June 30, 2025:

	Three Months Ending
	June 30, 2025
	Low	High
	(In thousands)
Net loss	$(11,000)	$(4,000)
Depreciation and amortization	6,000	6,000
Stock-based compensation	3,000	3,000
Other expense, net	2,000	2,000
Adjusted EBITDA	$-	$7,000